EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of 18 U.S.C. Section 1350, in his capacity as an officer of the BFA Liquidation Trust (the "TRUST"), that, to his knowledge:

         (a) the Quarterly Report on Form 10-Q of the Trust for the fiscal quarter ended September 30, 2004 as filed with the Securities and Exchange Commission (the "REPORT"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         (b)   the information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Trust.


Date: November 12, 2004            By:      /s/ Clifton R. Jessup, Jr.
                                            --------------------------
                                   Name:    Clifton R. Jessup, Jr.
                                   Title:   Liquidating Trustee

Date: November 12, 2004            By:      /s/ Mark A. Roberts
                                            -------------------
                                   Name:    Mark A. Roberts
                                   Title:   Assistant to the Liquidating Trustee


This certification is not deemed to be "filed" for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.


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